EXHIBIT 10.2

Bank of George

FIRST AMENDMENT TO 2007 LONG-TERM STOCK OPTION PLAN

(AS ADOPTED AND EFFECTIVE THE BOARD OF DIRECTORS ON MARCH 25, 2014)

(APPROVED BY SHAREHOLDERS APRIL 22, 2014)

This First Amendment to 2007 Long-Term Stock Option Plan is dated as of April 22, 2014 (the "Amendment") to comply with the voting results of Proposal Number 2 from the Annual Meeting of Stockholders of Bank of George, a Nevada corporation (the “Company”) held on April 22, 2014 at the Company’s offices located at 9115 West Russell Road, Suite 110, Las Vegas, Nevada 89148 (the “Plan”).

1. Section 3.1. Section 3.1 of the Plan is hereby amended to change the number of shares authorized under the Plan from 252,000 to 700,000.

2. Reference to Plan. After the date of this Amendment, any reference to the Plan shall mean the Plan as amended by this Amendment.

3. Full Force and Effect. Except as expressly modified by this Amendment, the Plan is unmodified and this Amendment shall not impair the full force and effect of the Plan.

4. Conflicts. To the extent that any of the terms herein conflict with the Plan, this Amendment shall control

IN WITNESS WHEREOF, the undersigned the duly elected and appointed secretary of the Company has executed this Amendment as of the date written above and direct that it be filed with the corporate records of the Company.

/s/ Edward Nigro
Edward Nigro, Secretary